EXHIBIT 99.1

            SERVICER'S ANNUAL STATEMENT OF COMPLIANCE


March 13, 1998


LaSalle National Bank
135 South LaSalle Street
Suite 1740
Chicago, Illinois  60674-4107
Attention:  Asset Backed Securities Trust Services -- Nomura 1997-D5

Ladies & Gentlemen:

Reference is made to the Pooling and Servicing Agreement dated as of October 24, 1997, among Asset Securitization Corporation, as Depositor, AMRESCO Services, L.P., ("ASLP") as Servicer, AMRESCO Management, Inc. ("AMI") as Initial Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank, N.V., as Fiscal Agent, entered into in connection with Asset Securitization Corporation Commercial Mortgage Pass-Through Certificates, Series 1997-D4 (the "PSA").

As  Senior  Vice President of ASLP, I have delegated to specified
officers  ("Officers")  the  responsibility  for  reviewing   and
monitoring the activities of ASLP, and of our performance under the PSA.

Accordingly,  pursuant  to  Section  3.14  of  the  PSA  and   in
accordance with certifications made to me by each of the Officers, ASLP certifies the following:

(1) A review of the activities of ASLP for the period from October 24, 1997 to December 31, 1997, and of its performance under this PSA has been made under the supervision of the Officers, who have in turn been under my supervision;

(2) To the best of my knowledge and the Officers' knowledge, based on such review, ASLP has fulfilled its obligations as Servicer in all material respects under the PSA throughout the period from October 24, 1997 to December 31, 1997;

(3) No sub-servicers, other than affiliates of ASLP, were used by ASLP with respect to its duties under the PSA during the period from October 24, 1997 to December 31, 1997; and
LaSalle National Bank


(4) To the best of my knowledge and the Officers' knowledge, ASLP has not received any notice regarding the qualification, or challenging the status, of the Series 1997-D5 Upper-Tier REMIC or Lower-Tier REMIC as a REMIC from the Internal Revenue Service or any other governmental agency or body.

Please refer to the enclosed independent accountants' report dated January 30, 1998, delivered pursuant to Section 3.15 of the PSA, which discusses the results of their review of our activities under this PSA and which is incorporated herein by reference.

Very truly yours,

/s/

Daniel B. Kirby
Senior Vice President
AMRESCO Services, L.P.

Enclosures

cc:  Asset Securitization Corporation
     2 World Financial Center
     Building B, 21st Floor
     New York, NY  10281-1198
     Attention:  Mr. Perry Gershon and
                 Ms. Sheryl McAfee

     Fitch Investors Service, L.P.
     One State Street Plaza
     New York, NY  10004
     Attention:  Commercial Mortgage Surveillance

     Moody's Investor Service, Inc.
     99 Church Street, 4th Floor
     New York, NY  10007
     Attention:  Commercial Mortgage Backed Securities Surveillance

LaSalle National Bank


Enclosures:

     Standard & Poor's Rating Service
     26 Broadway, 10th Floor
     New York, NY  10004
     Attention:  Commercial Mortgage Surveillance

     Cadwalader, Wickersham & Taft
     100 Maiden Lane
     New York, NY  10038
     Attention:  Anna H. Glick, Esq.